REMINDER: TENDER YOUR SHARES YOUR PROMPT ACTION IS REQUESTED -- IF YOU HAVE NOT ALREADY RESPONDED COLE CREDIT PROPERTY TRUST, INC. STOCKHOLDERS On March 31, 2014, Desert Acquisition, Inc., a wholly-owned subsidiary of American Realty Capital Properties, Inc. (“ARCP”), launched a tender offer for all shares of Cole Credit Property Trust, Inc. (“CCPT”) at a price of $7.25 per share in cash, without interest, subject to applicable tax withholding. The respective boards of directors of both ARCP and CCPT determined that a tender offer was a quick and efficient process by which CCPT stockholders could achieve liquidity for their shares. Enclosed in this re-mail is the Letter of Transmittal which you must complete and return to the Depository for the offer before the tender offer expires if you wish to tender your shares. If you wish to tender your shares, please follow the steps below. 1 3 RETURN DOCUMENTS Enclose the completed Letter of Transmittal in the prepaid envelope, which was previously provided to you. 2 COMPLETE THE LETTER OF TRANSMITTAL If the shares are registered in your name and you wish to tender all shares that you hold, you only need to complete the box labeled “Sign Here to Tender Your Shares” on the bottom of page 5. For all other circumstances, please review the instructions provided in the Letter of Transmittal. For any questions, please contact your Financial Advisor or Cole Capital Corporation at 866.907.2653. If you have any questions about the tender offer, please call our Information Agent, Cole Capital Corporation, toll-free at 866.907.2653 or refer to the Questions & Answers on the back of this reminder. DST 00115363 POSTAGE WILL BE PAID BY ADDRESSEE BUSINESS REPLY MAIL FIRST-CLASS MAIL PERMIT NO 14199 KANSAS CITY, MO DST SYSTEMS INC., C/O COLE CAPITAL PO BOX 219312 KANSAS CITY MO 64121-7293 AADDFFTAFFDFDFFDFFADTAATTAAFAFDAATFFATFADTAFDAAAFTFADDTAAADATTADD F_R_O__M___________________________________ c _______________________________________ _______________________________________ NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES LETTER OF TRANSMITTAL to Tender Shares of Common Stock of Cole Credit Property Trust, Inc. for $7.25 Net Per Share in Cash Pursuant to the Offer to Purchase Dated March 31, 2014 of Desert Acquisition, Inc. a wholly-owned subsidiary of American Realty Capital Properties, Inc. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 25, 2014 (WHICH IS THE END OF THE DAY ON APRIL 25, 2014), UNLESS THE OFFER IS EXTENDED. Mail or deliver this Letter of Transmittal to: DST Systems, Inc. Permitted Methods of Delivery to the Depositary: By Mail: DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-7293 By Overnight Courier: DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW, WITH SIGNATURE GUARANTEE IF REQUIRED, AND COMPLETE THE IRS FORM W-9 SET FORTH BELOW, IF REQUIRED. THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. DESCRIPTION OF SHARES TENDERED(1) Name(s) and Address(es) of Registered Owner(s) (Please fill in exactly as name(s) appear(s) on Stock Ledger Maintained by CCPT’s Transfer Agent, DST Systems, Inc.) Number of Shares Tendered (1) Unless otherwise indicated, it will be assumed that all shares of CCPT common stock held by the Registered Owner(s) are being tendered. This Letter of Transmittal is to be used to tender shares of common stock of Cole Credit Property Trust, Inc. (‘‘CCPT’’) in response to a solicitation of tenders by Desert Acquisition, Inc., a wholly-owned subsidiary of American Realty Capital Properties, Inc. It must be used to deliver shares of CCPT common stock by book-entry transfer from the stock ledger maintained by CCPT’s transfer agent, DST Systems, Inc. (the ‘‘Transfer Agent’’), to the account maintained by the Depositary, DST Systems, Inc. (the ‘‘Depositary’’), as described in the Offer to Purchase. See Instruction 2. 1 Please note: The offer is scheduled to expire at 12:00 midnight (New York City time) on Friday, April 25, 2014 (the end of the day on April 25, 2014), unless otherwise extended. The completed Letter of Transmittal, together with any necessary documents, must be received by the Depository at or prior to the expiration time of the offer in order for your tender to be valid. READ THE ENCLOSED LETTER OF TRANSMITTAL Please also review the amended Offer to Purchase and amended CCPT Board Recommendation, each filed on April 11, 2014 with the U.S. Securities and Exchange Commission, in the event that you wish to tender. Such documents are available at www.sec.gov or may be requested from Cole Capital Corporation at the number below. 2325 EAST CAMELBACK ROAD, SUITE 1100, PHOENIX, AZ 85016 | WWW.COLECAPITAL.COM

COLE CREDIT PROPERTY TRUST, INC. STOCKHOLDERS Why is the offer being conducted? ARCP is conducting the offer in an effort to acquire at least a majority of the outstanding shares of CCPT. The respective boards of directors of both ARCP and CCPT determined that a tender offer was a quick and efficient process by which CCPT stockholders could achieve liquidity for their shares. What is the tender offer price? The tender offer price will be $7.25 per share in cash, without interest, subject to applicable tax withholding. What is my total return when the tender offer price is combined with my distributions paid to date? Your total return will depend upon when you first made your investment in CCPT. The average aggregate distributions of $5.42 per share paid to CCPT stockholders through March 31, 2014, when combined with the $7.25 per share tender offer price, equates to a total return of $12.67 per share, or an approximate premium of 26.7% to your $10.00 per share purchase price. If you have been an investor in CCPT since it first declared distributions, you will accrue total distributions of $6.01 per share through the current expiration date of the offer, for a total return of $13.26 per share, or a 32.6% premium on the initial purchase price. What impact, if any, will the offer have on my CCPT distributions? You will be eligible to receive CCPT’s previously declared annualized distributions of $0.50 per share, payable monthly at a rate of $0.0416667 per share, as well as any additional ordinary course distributions authorized by CCPT’s board of directors and payable prior to the closing of the offer. Should declared and unpaid distributions be due to you at the time of the closing of the offer, you will be eligible to receive such unpaid distributions. At this time, the CCPT board of directors has authorized distributions only through the earlier of (i) the closing of the offer and (ii) April 30, 2014. What is the current estimated per share value of CCPT common stock? As previously reported by CCPT, the most recent estimated per share value for CCPT, as of December 31, 2013, was $6.55. This estimated per share value reflected the potential impact of transaction costs incurred in connection with the liquidation of CCPT’s portfolio on the net proceeds to be received by CCPT stockholders in such a transaction. Such transaction costs were not factored into previous determinations of CCPT’s estimated per share value by CCPT’s board of directors. Can I withdraw my shares after I tender them? You will be able to withdraw shares you tender at any time until the expiration date and, unless previously accepted for payment, until May 29, 2014, the 60th day after the commencement of the offer. In order to withdraw shares you have validly tendered, you must deliver a fully executed written notice of withdrawal to the Depositary for the offer before the expiration date. In the event of any subsequent offering period(s), you will not be able to withdraw shares that you tender during such subsequent offering period(s). What if I do not wish to tender my shares? If you do not wish to tender your shares, you do not need to do anything; however, if a majority of CCPT’s current shares outstanding are tendered, subject to the satisfaction or waiver of certain closing conditions, CCPT will be merged with and into Desert Acquisition, Inc. and you will no longer be a stockholder of CCPT. In that case, following the closing of the merger, you will receive the same cash consideration of $7.25 per share that was paid in the offer, on the same terms as those stockholders who opted to tender their shares. What are the conditions to the offer? The principal condition to the tender is that at least a majority of CCPT’s shares are tendered and are not withdrawn. There are also a number of other conditions to purchase shares tendered in the offer, including the receipt of certain third party consents, that there is no material adverse change to CCPT’s business or operations and certain other customary conditions. What are the total fees to be paid in this transaction? The Offer to Purchase contains a table with an estimate of fees and expenses that will be incurred in connection with the offer and the merger. No fees will be payable to ARCP or its affiliates in connection with the offer or the merger, except for the reimbursement of expenses incurred by Cole Capital in association with its role as Information Agent in the offer.